Exhibit 99.1

Contact:	Dan Cravens 480/693-5729
FOR IMMEDIATE RELEASE
US AIRWAYS GROUP, INC. ANNOUNCES OFFERING TO SELL
15,200,000 SHARES OF COMMON STOCK AND $75 MILLION IN CONVERTIBLE SENIOR NOTES
     Tempe, Arizona May 6, 2009 — US Airways Group, Inc. (NYSE: LCC) (“US Airways” or the “Company”) announced today its intention to make concurrent offerings, subject to market and other conditions, of 15,200,000 shares of common stock and $75 million aggregate principal amount of its convertible senior notes due 2014. US Airways also intends to grant to the underwriters of the common stock and the notes an option to purchase up to an additional 2,280,000 shares of common stock and $11.25 million aggregate principal amount of the notes solely to cover over-allotments, if any. The notes will be general unsecured senior obligations of US Airways, will pay interest semi-annually at a fixed rate and will be convertible at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date of the notes. Upon conversion, holders of the notes will receive, at the election of US Airways, cash, shares of US Airways’ common stock or a combination of cash and shares. Holders of the notes will have the right to require US Airways to repurchase for cash all or some of their notes upon the occurrence of certain events. The interest rate, conversion rate and other terms of the notes will be determined by negotiations between US Airways and the underwriters. Neither of these offerings is contingent upon the consummation of the other offering.
     The aggregate gross proceeds to the Company from the common stock and convertible notes offerings is expected to be approximately $150 million. The Company intends to use the proceeds from the common stock and convertible notes offerings for general corporate purposes.
     Citi and Morgan Stanley are the joint book-running managers for both offerings.

     The shares of common stock and the notes are being offered under the Company’s existing effective shelf registration statement. For each offering, a prospectus supplement and accompanying prospectus describing the terms of the offering will be filed with the Securities and Exchange Commission. When available, copies of both prospectus supplements and the accompanying prospectus may be obtained from Citi, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, New York 11220 (tel: 718-765-6732) and from Morgan Stanley, 180 Varick Street, Second Floor, New York, New York 10014, Attention: Prospectus Department (email: prospectus@morganstanley.com).
     This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.
Forward Looking Statements
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue.” In particular, the success of the offerings described above and the sale of the common stock and notes are subject to market and other conditions, not all of which are within US Airways’ control. There is no assurance that US Airways will successfully complete the proposed offerings on the anticipated terms or at all. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Such risks and uncertainties include, but are not limited to, the following: the impact of high fuel costs, significant disruptions in fuel supply and further significant increases to fuel prices; the impact of future significant operating losses; the Company’s high level of fixed obligations (including compliance with financial covenants related to those obligations) and the ability of the Company to obtain and maintain any necessary financing for operations and other purposes; the impact of changes in the Company’s business model; the ability of the Company to maintain adequate liquidity; changes in prevailing interest rates and increased costs of financing; the impact of economic conditions; the ability of the Company to obtain and maintain commercially reasonable terms with vendors and service providers and reliance on those vendors and service providers; reliance on third party service providers and the impact of any failure or disruption by these providers; labor costs, relations with unionized employees generally and the impact and outcome of the labor negotiations; reliance on automated systems and the impact of any failure or disruption of these systems; the impact of industry consolidation; competitive practices in the industry, including significant fare restructuring activities, capacity reductions or other restructuring or consolidation activities by major airlines; the ability to attract and retain qualified personnel; the impact of global instability including the potential impact of current and future hostilities, terrorist attacks, infectious disease outbreaks (including H1N1) or other global events; security related and insurance costs; government legislation and regulation, including environmental regulation; the Company’s ability to obtain and maintain adequate facilities and infrastructure to operate and grow the Company’s network; costs of ongoing data security compliance requirements and the impact of any data security breach; interruptions or disruptions in service at one or more of the Company’s hub airports; the impact of any accident involving the Company’s aircraft; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; weather conditions; the cyclical nature of the airline industry; the impact of foreign currency exchange rate fluctuations; the ability to use NOLs and certain other tax attributes; ability to integrate management, operations and labor groups; the ability to maintain contracts critical to the Company’s operations; the ability of the Company to attract and retain customers; and other risks and uncertainties listed from time to time in the Company’s reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-Q for the quarter ended March 31, 2009 and in the Company’s other reports and filings with the SEC, which are available at www.usairways.com.